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As filed with the Securities and Exchange Commission on May 17, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARLEY-DAVIDSON MOTORCYCLE TRUSTS
(Issuer with respect to the Securities)

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
(Sponsor of the Trusts described herein)
(Exact name of Registrant as specified in its charter)

Nevada	36-4396302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3850 Arrowhead Drive
Carson City, Nevada 89706
(775) 886-3200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Donna F. Zarcone
President and Chief Operating Officer
Harley-Davidson Credit Corp.
150 South Wacker Drive
Suite 3100
Chicago, Illinois 60606
(775) 886-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
M. David Galainena, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-98975

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Asset Backed Notes and Certificates	$133,200,000	100%	$133,200,000	$15,677.64

(1)
The amount of Securities being registered represents 20% of $666,000,000 aggregate principal amount of the Securities registered by the Registrant under Registration Statement No. 333-98975 referred to below and not previously sold. All registration fees in the amount of $460,000 in connection with such unsold amount of Securities have previously been paid under Registration Statement No. 333-98975.

(2)
Estimated solely for purposes of calculating the registration fee.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION IV OF FORM S-3.

        IN ACCORDANCE WITH THE PROVISIONS OF GENERAL INSTRUCTION IV OF FORM S-3, THE REGISTRANT HEREBY INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-98975) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2002, AS AMENDED BY PRE-EFFECTIVE AMENDMENT NO. 1 DATED JANUARY 17, 2003.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS

        (a)   EXHIBITS. All Exhibits filed with the Registration Statement on Form S-3 (File No. 333-98975) are incorporated herein by reference thereto, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit 5.1	Opinion of Winston & Strawn re legality
Exhibit 8.1	Opinion of Winston & Strawn re: tax matters
Exhibit 23.3	Consent of Winston & Strawn (contained in Exhibit 5.1)

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on May 17, 2005.

Harley-Davidson Customer Funding Corp.
By:	/s/ DONNA F. ZARCONE
Name:	Donna F. Zarcone
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 17, 2005:

Signature	Title

/s/ DONNA F. ZARCONE Donna F. Zarcone	Director and President (Principal Executive Officer)
/s/ LAWRENCE G. HUND Lawrence G. Hund	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
*** Donovan A. Langford III	Director
*** Peter M. Husting	Director

***

/s/ LAWRENCE G. HUND Lawrence G. Hund Attorney-in-Fact

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LIST OF EXHIBITS

NUMBER	DESCRIPTION OF EXHIBITS
Exhibit 5.1	Opinion of Winston & Strawn re legality
Exhibit 8.1	Opinion of Winston & Strawn re: tax matters
Exhibit 23.3	Consent of Winston & Strawn (contained in Exhibit 5.1)

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. EXHIBITS
SIGNATURES
LIST OF EXHIBITS